FOR IMMEDIATE RELEASE
DATE: October 22, 2026

Heritage Financial Announces Third Quarter 2026 Results and Declares Regular Cash Dividend of $0.25 Per Share

Third Quarter 2026 Highlights
•Net income was $18.7 million, or $0.46 per diluted share, compared to $17.5 million, or $0.42 per diluted share, for the second quarter of 2026.
•Adjusted diluted earnings per share (1) were $0.55, compared to $0.57 in the second quarter of 2026.
•Net interest income increased $2.4 million, or 3.3% (13.0% annualized) from the prior quarter.
•Net interest margin increased to 4.05%, an increase of 6 basis points from 3.99% for the second quarter of 2026.
•Yield on loans increased to 5.76%, an increase of 4 basis points from 5.72% for the second quarter of 2026.
•Cost of interest bearing deposits decreased to 1.65%, from 1.67% for the second quarter of 2026.
•Loans receivable increased $133.5 million, or 2.3% (9.2% annualized), from the second quarter of 2026.
•Deposits increased $148.2 million, or 2.1% (8.4% annualized), from the second quarter of 2026.
•Approved a new stock repurchase program authorizing the repurchase of up to 5% of the Company's outstanding shares, or approximately 2.0 million shares.
•Declared a regular cash dividend of $0.25 per share on October 21, 2026.

Olympia, WA - Heritage Financial Corporation (Nasdaq GS: HFWA) (the “Company," ”we," or "us"), the parent company of Heritage Bank (the "Bank"), today reported net income of $18.7 million for the third quarter of 2026, compared to $17.5 million for the second quarter of 2026 and $19.2 million for the third quarter of 2025. Diluted earnings per share were $0.46 for the third quarter of 2026, compared to $0.42 for the second quarter of 2026 and $0.55 for the third quarter of 2025. Adjusted diluted earnings per share(1) were $0.55 for the third quarter of 2026, compared to $0.57 for the second quarter of 2026 and $0.56 for the third quarter of 2025.
During third quarter of 2026, the Company completed the core conversion of customer accounts of Kitsap Bank from the acquisition of its parent company Olympic Bancorp, Inc. (the "Merger") which closed on January 31, 2026. As a result of the core conversion and closure of two branches, the Company recognized Merger-related expenses of $5.2 million in the third quarter of 2026.
Bryan McDonald, President and Chief Executive Officer of the Company, commented, “We are pleased with the continued improvement in our net interest margin and growth in loans and deposits during the third quarter. In addition, we completed the successful conversion of the Kitsap Bank customers to the Heritage Bank system. This was an important step for Heritage to achieve full realization of cost savings from the Merger and operate with improved efficiency going forward.”

(1) Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” section for a reconciliation to the comparable GAAP financial measure.

Financial Highlights
The following table provides financial highlights as of the dates and for the periods indicated:

	As of or for the Quarter Ended
	September 30, 2026	June 30, 2026	September 30, 2025
	(Dollars in thousands, except per share amounts)
Net income	$18,720	$17,546	$19,169
Diluted earnings per share	0.46	0.42	0.55
Adjusted diluted earnings per share(1)	0.55	0.57	0.56
Return on average assets(2)	0.88%	0.83%	1.09%
Adjusted return on average assets(1)(2)	1.07%	1.12%	1.11%
Return on average common equity(2)	6.71	6.33	8.52
Return on average tangible common equity(1)(2)	10.67	10.17	11.86
Adjusted return on average tangible common equity(1)(2)	12.75	13.29	12.16
Net interest margin(2)	4.05	3.99	3.64
Cost of total deposits(2)	1.19	1.21	1.37
Efficiency ratio	71.6	76.5	63.3
Adjusted efficiency ratio(1)	62.2	63.9	61.9
Noninterest expense to average total assets(2)	2.90	3.06	2.36
Adjusted noninterest expense to average total assets(1)(2)	2.52	2.56	2.30
Total assets	$8,517,934	$8,430,566	$7,011,879
Loans receivable	5,881,201	5,747,741	4,769,160
Total deposits	7,186,934	7,038,706	5,857,464
Loan to deposit ratio(3)	81.8%	81.7%	81.4%
Book value per share	$26.71	$27.13	$26.62
Tangible book value per share(1)	18.74	19.15	19.46
(1) Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” section for a reconciliation to the comparable GAAP financial measure.
(2) Annualized.
(3) Loans receivable divided by total deposits.

Investment Securities
Total investment securities decreased $31.8 million, or 1.9%, to $1.60 billion at September 30, 2026, from $1.63 billion at June 30, 2026. There were investment maturities and repayments of $45.9 million and a $32.4 million increase in unrealized losses on available for sale securities during the third quarter of 2026. These decreases to carrying value were partially offset by investment security purchases of $46.1 million during the third quarter of 2026.
The following table summarizes the composition of the Company's investment securities portfolio at the dates indicated:

	September 30, 2026		June 30, 2026		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Investment securities available for sale, at fair value:
U.S. government and agency securities	$11,272	0.7%	$11,823	0.7%	$(551)	(4.7)%
Municipal securities	55,203	3.4	64,390	3.9	(9,187)	(14.3)
Residential CMO and MBS(1)	491,405	30.7	496,178	30.4	(4,773)	(1.0)
Commercial CMO and MBS(1)	348,255	21.8	363,713	22.2	(15,458)	(4.3)
Corporate obligations	23,052	1.4	16,423	1.0	6,629	40.4
Other asset-backed securities	18,449	1.2	18,910	1.2	(461)	(2.4)
Total	$947,636	59.2%	$971,437	59.4%	$(23,801)	(2.5)%

	September 30, 2026		June 30, 2026		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Investment securities held to maturity, at amortized cost:
U.S. government and agency securities	$151,385	9.5%	$151,363	9.3%	$22	—%
Residential CMO and MBS(1)	200,760	12.5	207,387	12.7	(6,627)	(3.2)
Commercial CMO and MBS(1)	301,678	18.8	303,089	18.6	(1,411)	(0.5)
Total	$653,823	40.8%	$661,839	40.6%	$(8,016)	(1.2)%

Total investment securities	$1,601,459	100.0%	$1,633,276	100.0%	$(31,817)	(1.9)%
    (1) U.S. government agency and government-sponsored enterprise CMO and MBS.

Loans Receivable
Loans receivable increased $133.5 million, or 2.3%, during the third quarter of 2026. New loans funded during the third quarter of 2026 were $255.4 million, an increase from new loans funded during the second quarter of 2026 of $162.2 million and new loans funded during the third quarter of 2025 of $174.5 million. Loan prepayments were higher at $133.7 million during the third quarter of 2026, compared to $102.5 million during the second quarter of 2026. Loan payoffs were also higher at $73.4 million during the third quarter of 2026, compared to $49.9 million in the second quarter of 2026.
Commercial and industrial loans increased $10.4 million, or 1.0%, during the third quarter of 2026, due primarily to new loan production of $40.9 million, offset partially by pay downs on outstanding balances. Owner-occupied commercial real estate ("CRE") loans decreased $15.9 million, or 1.3%, during the third quarter, due primarily to pay downs on outstanding balances, offset partially by new loan production of $36.7 million. Non-owner occupied CRE loans increased $56.5 million, or 2.3%, during the quarter, due primarily to new loan production of $122.8 million. Residential real estate loans increased $12.3 million, or 3.5% due primarily to the purchase of a $21.0 million pool of mortgage loans during the third quarter, offset partially by pay downs on outstanding balances. Commercial and multifamily construction loans increased $62.0 million, or 23.9%, during the third quarter, due primarily to advances on current commitments.
The following table summarizes the Company's loans receivable at the dates indicated:

	September 30, 2026		June 30, 2026		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Commercial business:
Commercial and industrial	$1,061,712	18.1%	$1,051,269	18.3%	$10,443	1.0%
Owner-occupied CRE	1,211,776	20.6	1,227,674	21.4	(15,898)	(1.3)
Non-owner occupied CRE	2,565,804	43.6	2,509,283	43.6	56,521	2.3
Total commercial business	4,839,292	82.3	4,788,226	83.3	51,066	1.1
Residential real estate	361,177	6.1	348,838	6.1	12,339	3.5
Real estate construction and land development:
Residential	139,669	2.4	136,595	2.4	3,074	2.3
Commercial and multifamily	321,951	5.5	259,947	4.5	62,004	23.9
Total real estate construction and land development	461,620	7.9	396,542	6.9	65,078	16.4
Consumer	219,112	3.7	214,135	3.7	4,977	2.3
Loans receivable	$5,881,201	100.0%	$5,747,741	100.0%	$133,460	2.3

Deposits
Total deposits increased $148.2 million, or 2.1%, to $7.19 billion at September 30, 2026, from $7.04 billion at June 30, 2026.
Non-maturity deposits increased by $189.6 million, or 3.2%, from June 30, 2026 due primarily to new deposits opened during the third quarter of 2026 as well as an increase in customer balances as is typical in the third quarter of each year. Certificates of deposit declined $41.4 million during the third quarter of 2026 due primarily to the transfer of a $39.3 million relationship to a money market account.
The following table summarizes the Company's total deposits at the dates indicated:

	September 30, 2026		June 30, 2026		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Noninterest demand deposits	$1,967,073	27.4%	$1,972,702	28.0%	$(5,629)	(0.3)%
Interest bearing demand deposits	1,974,016	27.5	1,854,634	26.3	119,382	6.4
Money market accounts	1,667,978	23.2	1,574,835	22.4	93,143	5.9
Savings accounts	563,965	7.8	581,259	8.3	(17,294)	(3.0)
Total non-maturity deposits	6,173,032	85.9	5,983,430	85.0	189,602	3.2
Certificates of deposit	1,013,902	14.1	1,055,276	15.0	(41,374)	(3.9)
Total deposits	$7,186,934	100.0%	$7,038,706	100.0%	$148,228	2.1%

Borrowings
Total borrowings decreased $44.4 million to $121.9 million at September 30, 2026, compared to $166.3 million at June 30, 2026. All outstanding borrowings at September 30, 2026 were with the Federal Home Loan Bank ("FHLB") and mature in the fourth quarter of 2026.
Stockholders' Equity
Total stockholders' equity decreased $25.9 million, or 2.3%, to $1.08 billion at September 30, 2026, compared to $1.11 billion at June 30, 2026. This decrease was due primarily to an increase in other comprehensive loss of $25.3 million due to a change in market rates during the quarter, the repurchase of 341,483 shares of the Company's common stock, for an aggregate purchase price of $10.2 million, under the Company's stock repurchase program, and dividends declared of $10.3 million, offset partially by net income of $18.7 million.
The following table summarizes changes in stockholders' equity for the Company for the period indicated:

Quarter Ended
September 30, 2026
(In thousands)
Balance, beginning of period	$1,109,692
Net income	18,720
Cash dividends declared on common stock	(10,341)
Common stock repurchased	(10,302)
Other comprehensive loss	(25,276)
Other	1,328
Balance, end of period	$1,083,821
The Company and Bank continued to maintain capital levels in excess of the applicable regulatory requirements to be categorized as “well-capitalized” at September 30, 2026.

The following table summarizes the capital ratios for the Company at the dates indicated:

	September 30, 2026	June 30, 2026
Stockholders' equity to total assets	12.7%	13.2%
Tangible common equity to tangible assets (1)	9.3	9.7
Common equity tier 1 capital ratio (2)	11.9	12.1
Leverage ratio (2)	10.3	10.4
Tier 1 capital ratio (2)	12.2	12.5
Total capital ratio (2)	13.1	13.4
(1) Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” section for a reconciliation to the comparable GAAP financial measure.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.

Allowance for Credit Losses and Provision for Credit Losses
The allowance for credit losses ("ACL") on loans as a percentage of loans receivable was 1.04% at September 30, 2026, compared to 1.03% at June 30, 2026. The increase in the ACL as a percentage of loans was due primarily to specific reserves of $998,000 for individually evaluated loans.
During the third quarter of 2026, the Company recorded a $2.3 million provision for credit losses on loans, compared to an $844,000 reversal of provision during the second quarter of 2026. The provision for credit losses on loans was due primarily to loan growth during the quarter. During the third quarter of 2026, the Company recorded a $20,000 provision for credit losses on unfunded commitments, compared to a $77,000 reversal of provision for credit losses on unfunded commitments during the second quarter of 2026.
The following table provides detail on the changes in the ACL on loans and the ACL on unfunded commitments ("ACL on Unfunded"), and the related (reversal of) provision for credit losses for the periods indicated:

	As of or for the Quarter Ended
	September 30, 2026			June 30, 2026			September 30, 2025
	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded	Total
	(Dollars in thousands)
Balance, beginning of period	$59,473	$1,108	$60,581	$60,551	$1,185	$61,736	$52,529	$740	$53,269
Provision for (reversal of) credit losses	2,251	20	2,271	(844)	(77)	(921)	1,563	212	1,775
(Net charge-offs) / recoveries	(381)	—	(381)	(234)	—	(234)	(118)	—	(118)
Balance, end of period	$61,343	$1,128	$62,471	$59,473	$1,108	$60,581	$53,974	$952	$54,926

Credit Quality
Classified loans (loans rated substandard or worse) increased $3.0 million from the prior quarter, while the percentage of classified loans to loans receivable remained at 1.8% at September 30, 2026 and June 30, 2026.
The following table illustrates total loans by risk rating and their respective percentage of total loans at the dates indicated:

	September 30, 2026		June 30, 2026
	Balance	% of Total	Balance	% of Total
	(Dollars in thousands)
Risk Rating:
Pass	$5,634,705	95.9%	$5,517,189	96.0%
Special Mention	138,023	2.3	125,108	2.2
Substandard	108,473	1.8	105,444	1.8
Total	$5,881,201	100.0%	$5,747,741	100.0%
Nonaccrual loans were $32.1 million at September 30, 2026, compared to $15.5 million at June 30, 2026. Four commercial and industrial loan relationships totaling $12.9 million and three commercial real estate loan relationships totaling $4.2 million were migrated to nonaccrual during the third quarter of 2026.

The following table illustrates changes in nonaccrual loans during the periods indicated:

	Quarter Ended
	September 30, 2026	June 30, 2026	September 30, 2025
	(Dollars in thousands)
Balance, beginning of period	$15,510	$14,958	$9,865
Additions	17,210	5,988	8,288
Net principal payments	(336)	(280)	(207)
Payoffs	(305)	(5,156)	(137)
Charge-offs	(2)	—	(197)
Balance, end of period	$32,077	$15,510	$17,612
Nonaccrual loans to loans receivable	0.55%	0.27%	0.37%

Liquidity
Total liquidity sources available at September 30, 2026 totaled $3.25 billion. This included on- and off-balance sheet liquidity. The Company has access to FHLB advances and the Federal Reserve Bank ("FRB") Discount Window. The Company's available liquidity sources at September 30, 2026 represented a coverage ratio of 45.2% of total deposits and 114.2% of estimated uninsured deposits.
The following table summarizes the Company's available liquidity as of the dates indicated:

	Quarter Ended
	September 30, 2026	June 30, 2026
	(Dollars in thousands)
On-balance sheet liquidity
Cash and cash equivalents	$187,067	$204,375
Unencumbered investment securities available for sale (1)	926,203	949,021
Total on-balance sheet liquidity	$1,113,270	$1,153,396
Off-balance sheet liquidity
FRB borrowing availability	$322,158	$339,029
FHLB borrowing availability (2)	1,671,170	1,635,593
Fed funds line borrowing availability with correspondent banks	145,000	145,000
Total off-balance sheet liquidity	$2,138,328	$2,119,622
Total available liquidity	$3,251,598	$3,273,018
(1) Investment securities available for sale at fair value.
(2) Includes FHLB total borrowing availability of $1.79 billion at September 30, 2026 based on pledged assets, however, maximum credit capacity was 45% of the Bank's total assets one quarter in arrears or $3.79 billion.

Net Interest Income and Net Interest Margin
Net interest income increased $2.4 million, or 3.3%, during the third quarter of 2026 compared to the second quarter of 2026 due to a $2.5 million increase in total interest income, offset partially by an increase in interest expense of $74,000. The increase in net interest income was primarily due to an increase in the net interest margin.
Net interest margin increased six basis points to 4.05% during the third quarter of 2026, from 3.99% during the second quarter of 2026. The increase in net interest margin was due primarily to the increase in yield on loans and a decrease in the cost of interest bearing deposits.
The yield on interest earning assets increased five basis points to 5.26% for the third quarter of 2026, compared to 5.21% for the second quarter of 2026. The increase was primarily due to an increase in yield on loans.
The yield on loans receivable increased four basis points to 5.76% during the third quarter of 2026, compared to 5.72% during the second quarter of 2026. The increase was due primarily to an increase in rates on loans originated during the third quarter of 2026. Loan yield also benefited from the incremental accretion on purchased loans in both the second and third quarters of 2026.
The following table presents the net interest margin and loan yield and the effect of the incremental accretion on purchased loans on these ratios for the periods indicated:

	Quarter Ended
	September 30, 2026	June 30, 2026	September 30, 2025
Net Interest Margin, excluding incremental accretion on purchased loans, annualized:
Net interest margin	4.05%	3.99%	3.64%
Exclude impact from incremental accretion on purchased loans(2)	(0.07)%	(0.09)%	(0.01)%
Net interest margin, excluding incremental accretion on purchased loans(1)	3.98%	3.90%	3.63%

Loan yield, excluding incremental accretion on purchased loans, annualized:
Loan yield	5.76%	5.72%	5.53%
Exclude impact from incremental accretion on purchased loans(2)	(0.10)	(0.12)	(0.01)
Loan yield, excluding incremental accretion on purchased loans(1)	5.66%	5.60%	5.52%

Incremental accretion on purchased loans(1)	$1,456	$1,772	$123
(1) Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” section for a reconciliation to the comparable GAAP financial measure.
(2)Represents the amount of interest income recorded on purchased loans in excess of the contractual stated interest rate in the individual loan notes due to incremental accretion of purchased discount or premium. Purchased discount or premium is the difference between the contractual loan balance and the fair value of acquired loans at the acquisition date. The purchased discount is accreted into income over the remaining life of the loan. The impact of incremental accretion on loan yield will change during any period based on the volume of prepayments, but it is expected to decrease over time as the balance of the purchased loans decreases.
The cost of interest bearing deposits decreased two basis points to 1.65% for the third quarter of 2026, from 1.67% for the second quarter of 2026. This decrease was primarily due to a decrease in rates on certificates of deposit.
Net interest margin increased 41 basis points to 4.05% during the third quarter of 2026, compared to 3.64% for the same period in the prior year. Net interest income increased $19.9 million, or 34.7%, during the third quarter of 2026 compared to the same period in the prior year, due to a combination of an increase in average interest earning assets, which increased substantially as a result of the Merger, and an increase in net interest margin.
The following table provides net interest income information for the periods indicated:

	Quarter Ended
	September 30, 2026			June 30, 2026			September 30, 2025
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
	(Dollars in thousands)
Interest Earning Assets:
Loans receivable (2)(3)	$5,817,905	$84,470	5.76%	$5,740,927	$81,935	5.72%	$4,762,648	$66,422	5.53%
Taxable securities	1,609,163	14,456	3.56	1,635,979	14,464	3.55	1,314,374	11,102	3.35
Nontaxable securities (3)	15,049	126	3.32	15,439	128	3.33	15,242	138	3.59
Interest earning deposits	121,352	1,139	3.72	124,969	1,147	3.68	166,182	1,846	4.41
Total interest earning assets	7,563,469	100,191	5.26%	7,517,314	97,674	5.21%	6,258,446	79,508	5.04%
Noninterest earning assets	917,141			920,006			747,694
Total assets	$8,480,610			$8,437,320			$7,006,140
Interest Bearing Liabilities:
Certificates of deposit	$1,033,482	$8,157	3.13%	$1,090,406	$8,817	3.24%	$955,737	$8,822	3.66%
Savings accounts	575,102	296	0.20	591,458	348	0.24	428,256	296	0.27
Interest bearing demand and money market accounts	3,528,494	12,916	1.45	3,444,901	12,226	1.42	2,833,048	11,003	1.54
Total interest bearing deposits	5,137,078	21,369	1.65	5,126,765	21,391	1.67	4,217,041	20,121	1.89

	Quarter Ended
	September 30, 2026			June 30, 2026			September 30, 2025
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
	(Dollars in thousands)
Junior subordinated debentures	22,527	437	7.70	22,455	431	7.70	22,239	474	8.46
Borrowings	110,936	1,126	4.03	105,131	1,036	3.95	136,582	1,542	4.48
Total interest bearing liabilities	5,270,541	22,932	1.73%	5,254,351	22,858	1.74%	4,375,862	22,137	2.01%
Noninterest demand deposits	2,000,526			1,973,038			1,625,945
Other noninterest bearing liabilities	102,381			97,753			112,053
Stockholders’ equity	1,107,162			1,112,178			892,280
Total liabilities and stockholders’ equity	$8,480,610			$8,437,320			$7,006,140
Net interest income and spread		$77,259	3.53%		$74,816	3.47%		$57,371	3.03%
Net interest margin			4.05%			3.99%			3.64%
(1) Annualized; average balances are calculated using daily balances.
(2) Average loans receivable includes loans classified as nonaccrual, which carry a zero yield. Interest earned on loans receivable includes the amortization of net deferred loan fees of $1.4 million, $1.1 million and $1.0 million for the third quarter of 2026, second quarter of 2026 and third quarter of 2025, respectively, and the incremental accretion on purchased loans of $1.5 million, $1.8 million, and $123,000 for the third quarter of 2026, second quarter of 2026 and third quarter of 2025, respectively.
(3) Yields on tax-exempt loans and securities have not been stated on a tax-equivalent basis.

Noninterest Income
Noninterest income decreased $58,000 to $9.3 million during the third quarter of 2026. The decrease was due primarily to a decrease in bank owned life insurance ("BOLI") income.
Noninterest income increased $928,000 during the third quarter of 2026 from the same period in 2025 due primarily to increases in service charges and other fees, card revenue, and BOLI income due to income from the deposit portfolio and BOLI acquired from Olympic.
The following table presents the key components of noninterest income and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	September 30, 2026	June 30, 2026	September 30, 2025	$	%	$	%
	(Dollars in thousands)
Service charges and other fees	$3,497	$3,592	$3,046	$(95)	(2.6)%	$451	14.8%
Card revenue	2,521	2,595	2,209	(74)	(2.9)	312	14.1
Loss on sale of investment securities	—	(217)	—	217	(100.0)	—	—
Interest rate swap fees	53	3	96	50	1666.7	(43)	(44.8)
BOLI income	1,250	1,485	1,008	(235)	(15.8)	242	24.0
Other income	1,932	1,853	1,966	79	4.3	(34)	(1.7)
Total noninterest income (loss)	$9,253	$9,311	$8,325	$(58)	(0.6)%	$928	11.1%

Noninterest Expense
Noninterest expense decreased $2.4 million, or 3.7%, to $62.0 million during the third quarter of 2026, compared to $64.3 million in the second quarter of 2026. The decrease was primarily due to a decrease in Merger-related expenses.
Merger-related expenses consisted of severance expense, professional fees, core conversion costs, exit costs related to the consolidation of two branches, closure of one loan production office and one administration location, and contract termination costs. Merger-related expenses incurred in the third quarter of 2026 were $5.2 million compared to $7.5 million in the second quarter of 2026.
The following table presents Merger-related expenses included in noninterest expense and the change for the periods indicated:

	Quarter Ended		Change
	September 30, 2026	June 30, 2026	$
	(Dollars in thousands)
Compensation and employee benefits	$669	$1,481	$(812)
Occupancy and equipment	152	—	152
Data processing	2,524	4,924	(2,400)
Marketing	126	—	126
Professional services	294	128	166
Other expense	1,420	960	460
Total noninterest expense	$5,185	$7,493	$(2,308)
Noninterest expense increased $20.3 million, or 48.9%, during the third quarter of 2026 compared to the same period in 2025 due primarily to an increase in expenses related to the Merger and the addition of Olympic's operations.
The following table presents the key components of noninterest expense and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	September 30, 2026	June 30, 2026	September 30, 2025	$	%	$	%
	(Dollars in thousands)
Compensation and employee benefits	$34,135	$35,769	$26,082	$(1,634)	(4.6)%	$8,053	30.9%
Occupancy and equipment	6,326	6,014	4,665	312	5.2	1,661	35.6
Data processing	8,337	10,218	3,754	(1,881)	(18.4)	4,583	122.1
Marketing	675	437	284	238	54.5	391	137.7
Professional services	1,109	939	1,332	170	18.1	(223)	(16.7)
State/municipal business and use taxes	1,799	1,801	1,235	(2)	(0.1)	564	45.7
Federal deposit insurance premium	947	881	796	66	7.5	151	19.0
Other real estate owned, net	(55)	44	—	(99)	(225.0)	(55)	—
Amortization of intangible assets	2,941	2,957	284	(16)	(0.5)	2,657	935.6
Other expense	5,744	5,264	3,183	480	9.1	2,561	80.5
Total noninterest expense	$61,958	$64,324	$41,615	$(2,366)	(3.7)%	$20,343	48.9%

Income Tax Expense
Income tax expense increased $385,000 in the third quarter of 2026, compared to the second quarter of 2026 due to higher pre-tax income during the third quarter of 2026.
Income tax expense increased $426,000 in the third quarter of 2026, compared to the same period in 2025, due primarily to an increase in the effective income tax rate during the third quarter of 2026.
The following table presents the income tax expense and related metrics and the change for the periods indicated:

	Quarter Ended			Change
	September 30, 2026	June 30, 2026	September 30, 2025	Quarter Over Quarter	Prior Year Quarter
	(Dollars in thousands)
Income before income taxes	$22,283	$20,724	$22,306	$1,559	$(23)
Income tax expense	$3,563	$3,178	$3,137	$385	$426
Effective income tax rate	16.0%	15.3%	14.1%	0.7%	1.9%

Dividends
On October 21, 2026, the Company’s Board of Directors declared a quarterly cash dividend of $0.25 per share. The dividend is payable on November 18, 2026 to shareholders of record as of the close of business on November 4, 2026.

Stock Repurchase Program
On October 21, 2026, the Company's Board of Directors approved a new stock repurchase program, authorizing the repurchase of up to 5% of the Company's outstanding common shares or approximately 2.0 million shares. The number, timing and price of shares repurchased will depend on business and market conditions, and other factors, including opportunities to deploy the Company's capital.
The new stock repurchase program supersedes a prior stock repurchase program, which was authorized in April 2024 and allowed for the buyback of approximately 1.7 million shares. The repurchase allowance under the prior stock repurchase program was substantially completed during the third quarter of 2026.
Earnings Conference Call
The Company will hold a telephone conference call to discuss third quarter of 2026 earnings on Thursday, October 22, 2026 at 9:00 a.m. Pacific time. Participants may register for the call at the following link: https://events.q4inc.com/analyst/562330083?pwd=MlXLXIj8. The call can also be accessed by dialing (833) 461-5787 -- Meeting ID: 562 330 083, a few minutes prior to 9:00 a.m. Pacific time. The conference call will be recorded and will be available for replay through November 5, 2026 by dialing (833) 309-1852 or by visiting the Company website https://www.hf-wa.com/.
About Heritage Financial Corporation
Heritage Financial Corporation (the “Company”) is an Olympia, Washington-based bank holding company for Heritage Bank, a full-service commercial bank and its sole wholly-owned banking subsidiary. Heritage Bank has a network of branches in Washington, Oregon and Idaho. Heritage Bank does business under the Whidbey Island Bank name on Whidbey Island, Washington and the Kitsap Bank name at certain branches acquired through the acquisition of Olympic Bancorp, Inc. The Company's stock is traded on the Nasdaq Global Select Market under the symbol “HFWA.” More information about the Company can be found on its website at www.hf-wa.com and more information about Heritage Bank can be found on its website at www.heritagebanknw.com.
Contact
Bryan McDonald, President and Chief Executive Officer, (360) 943-1500
Don Hinson, Executive Vice President and Chief Financial Officer, (360) 943-1500

Forward-Looking Statements
This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such statements often include, among others, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, identified by words such as "believes," "expects," "anticipates," "estimates," “forecasts,” "intends," “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” "will," “should,” "would," and "could," as well as the negative of such words. Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. These forward-looking statements are subject to inherent known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated or implied by forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements include, but are not limited to, the following: potential adverse impacts to economic conditions nationally or in our local market areas, other markets where we have lending relationships, or other aspects of our business operations or financial markets, including, without limitation, as a result of credit quality deterioration, pronounced and sustained reductions in real estate market values, employment levels, labor shortages and a potential recession or slowed economic growth; changes in the interest rate environment, including as a result of the recent increase in the benchmark federal funds rate by the Federal Reserve, which could adversely affect our revenues and expenses, the value of assets and obligations, and the availability and cost of capital and liquidity; the level and impact of inflation and the current and future monetary policies of the Board of Governors of the Federal Reserve System and executive orders in response thereto; previous and potential future disruptions, security breaches, insider fraud, cybersecurity incidents or other adverse events, failures or interruptions in, or attacks on, our information technology systems or on the third-party vendors who perform critical processing functions for our business, including sophisticated attacks using artificial intelligence and similar tools; legislative or regulatory changes that adversely affect our business, including changes in banking, securities, and tax laws, in regulatory policies and principles, or the interpretation and prioritization of such rules and regulations; effects on the U.S. economy resulting from actions taken by the federal government, including the threat or implementation of tariffs, immigration enforcement and changes in foreign policy; the effects of acts of war or terrorism, foreign relations, military conflicts, including the wars in Iran and Ukraine, ongoing conflicts in the Middle East, and other international military conflicts that can increase levels of political and economic unpredictability, contribute to rising energy and commodity prices, affect global supply chains, increase the volatility of financial markets, and other matters beyond our control; effects of other external events on our business and the businesses of our clients; credit and interest rate risks associated with our business, including our customers’ borrowing, repayment, and deposit practices; fluctuations in deposits and the concentration of large deposits from certain customers, who have deposit balances above current FDIC insurance limits; liquidity issues, including our ability to borrow funds or raise additional capital, if necessary; fluctuations in the value of our investment securities; credit risks and risks from concentrations (including by type of geographic area, collateral and industry) within our loan portfolio; the effectiveness of our risk management framework; rapid technological changes implemented by us and other parties, including third-party vendors, which may be more difficult to implement or more expensive than anticipated or which may have unforeseen consequences to us and our customers, including the development and implementation of tools incorporating artificial intelligence; increased competition in the financial services industry from non-banks such as credit unions and financial technology companies, including digital asset service providers; our ability to adapt successfully to technological changes to compete effectively in the marketplace, including as a result of competition from other commercial banks, mortgage banking firms, credit unions, securities brokerage firms, insurance companies, financial technology companies, and digital asset service providers; emerging issues related to the development and use of artificial intelligence that could give rise to legal or regulatory action, damage our reputation or otherwise materially harm our business or customers; our ability to implement our organic and acquisition growth strategies, including the acquisition of Olympic, and our ability to successfully integrate Olympic's customers and operations following the acquisition; effects of critical accounting policies and judgments, including the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; the commencement, costs, effects and outcome of litigation and other legal proceedings and regulatory actions against us or to which we may become subject, including in connection with prior acquisitions; potential impairment to the goodwill we recorded in connection with our past acquisitions, including as a result of the acquisition of Olympic; loss of, or inability to attract, key personnel; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may acquire, including as a result of the acquisition of Olympic, into our operations and our ability to realize related revenue synergies and cost savings within expected time frames or at all, and any goodwill charges related thereto and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, which might be greater than expected; the effects of climate change, severe weather events, natural disasters, pandemics, epidemics and other public health crises; the impact of bank failures or adverse developments at other banks and related negative publicity about the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks; the extensive and evolving regulatory framework that applies to us; the overall health of local and national real estate markets; the level of nonperforming assets on our balance sheet; risks related to acquiring assets in or entering markets in which we have not previously operated and may not be familiar; changes in consumer spending, borrowing and saving habits; the availability of future equity and debt issuances and other capital raising opportunities on favorable terms; our success at managing and responding to the risks involved in the foregoing items; and other factors described in our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”) which are available on our website at www.hf-wa.com and on the SEC's website at www.sec.gov. We caution readers not to place undue reliance on any forward-looking statements. Moreover, any of the forward-looking statements that we make in this press release or the documents we file with or furnish to the SEC are based only on information then actually known to us and upon management's beliefs and assumptions at the time they are made which may turn out to be wrong because of inaccurate assumptions we might make, because of the factors described above or because of other factors that we cannot foresee. Forward-looking statements speak only as of the date they are made, and we do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollars in thousands, except shares)

	September 30, 2026	June 30, 2026	December 31, 2025
Assets
Cash on hand and in banks	$103,026	$102,555	$52,587
Interest earning deposits	84,041	101,820	180,502
Cash and cash equivalents	187,067	204,375	233,089
Investment securities available for sale, at fair value (amortized cost of $1,028,761, $1,020,125 and $647,505, respectively)	947,636	971,437	607,522
Investment securities held to maturity, at amortized cost (fair value of $577,974, $607,782 and $625,287, respectively)	653,823	661,839	674,107
Total investment securities	1,601,459	1,633,276	1,281,629
Loans receivable	5,881,201	5,747,741	4,783,266
Allowance for credit losses on loans	(61,343)	(59,473)	(52,584)
Loans receivable, net	5,819,858	5,688,268	4,730,682
Other real estate owned	—	755	—
Premises and equipment, net	98,295	98,034	74,690
Federal Home Loan Bank stock, at cost	10,657	12,653	5,163
BOLI	147,600	146,350	105,974
Accrued interest receivable	24,290	23,056	19,280
Prepaid expenses and other assets	305,351	297,501	273,925
Other intangible assets, net	44,328	47,269	1,979
Goodwill	279,029	279,029	240,939
Total assets	$8,517,934	$8,430,566	$6,967,350

Liabilities and Stockholders' Equity
Non-interest bearing deposits	$1,967,073	$1,972,702	$1,597,650
Interest bearing deposits	5,219,861	5,066,004	4,322,549
Total deposits	7,186,934	7,038,706	5,920,199
Borrowings	121,900	166,250	20,000
Junior subordinated debentures	22,570	22,497	22,350
Accrued expenses and other liabilities	102,709	93,421	83,297
Total liabilities	7,434,113	7,320,874	6,045,846

Common stock	698,915	707,889	531,100
Retained earnings	448,178	439,799	421,619
Accumulated other comprehensive loss, net	(63,272)	(37,996)	(31,215)
Total stockholders' equity	1,083,821	1,109,692	921,504
Total liabilities and stockholders' equity	$8,517,934	$8,430,566	$6,967,350

Shares outstanding	40,576,875	40,906,122	33,963,500

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands, except per share amounts)

	Quarter Ended			Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Interest Income
Interest and fees on loans	$84,470	$81,935	$66,422	$242,850	$196,231
Taxable interest on investment securities	14,456	14,464	11,102	41,490	34,420
Nontaxable interest on investment securities	126	128	138	383	414
Interest on interest earning deposits	1,139	1,147	1,846	3,817	4,309
Total interest income	100,191	97,674	79,508	288,540	235,374
Interest Expense
Deposits	21,369	21,391	20,121	63,507	59,760
Junior subordinated debentures	437	431	474	1,298	1,417
Borrowings	1,126	1,036	1,542	2,441	8,153
Total interest expense	22,932	22,858	22,137	67,246	69,330
Net interest income	77,259	74,816	57,371	221,294	166,044
Provision for (reversal of) credit losses	2,271	(921)	1,775	320	2,782
Net interest income after provision for (reversal of) credit losses	74,988	75,737	55,596	220,974	163,262
Noninterest Income
Service charges and other fees	3,497	3,592	3,046	10,456	8,953
Card revenue	2,521	2,595	2,209	7,219	5,950
Loss on sale of investment securities, net	—	(217)	—	(217)	(10,741)
Interest rate swap fees	53	3	96	56	115
BOLI income	1,250	1,485	1,008	3,854	3,206
Gain on sale of other assets, net	—	—	—	—	8
Other income	1,932	1,853	1,966	5,895	6,254
Total noninterest income (loss)	9,253	9,311	8,325	27,263	13,745
Noninterest Expense
Compensation and employee benefits	34,135	35,769	26,082	103,876	77,348
Occupancy and equipment	6,326	6,014	4,665	17,670	14,431
Data processing	8,337	10,218	3,754	23,648	11,317
Marketing	675	437	284	1,495	955
Professional services	1,109	939	1,332	4,890	3,188
State/municipal business and use taxes	1,799	1,801	1,235	5,274	3,660
Federal deposit insurance premium	947	881	796	2,865	2,418
Other real estate owned, net	(55)	44	—	(7)	—
Amortization of intangible assets	2,941	2,957	284	7,956	889
Other expense	5,744	5,264	3,183	15,166	9,877
Total noninterest expense	61,958	64,324	41,615	182,833	124,083
Income before income taxes	22,283	20,724	22,306	65,404	52,924
Income tax expense	3,563	3,178	3,137	10,191	7,629
Net income	$18,720	$17,546	$19,169	$55,213	$45,295

Basic earnings per share	$0.46	$0.42	$0.56	$1.37	$1.33
Diluted earnings per share	$0.46	$0.42	$0.55	$1.36	$1.31
Dividends declared per share	$0.25	$0.24	$0.24	$0.73	$0.72
Average shares outstanding - basic	40,740,742	41,079,781	33,953,810	40,175,502	34,009,010
Average shares outstanding - diluted	41,213,105	41,541,763	34,413,386	40,642,491	34,481,877

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands)
Average Balances, Yields, and Rates Paid:

	Nine Months Ended September 30,
	2026			2025
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
Interest Earning Assets:
Loans receivable(2)(3)	$5,658,741	$242,850	5.74%	$4,774,926	$196,231	5.49%
Taxable securities	1,577,611	41,490	3.52	1,371,957	34,420	3.35
Nontaxable securities(3)	15,381	383	3.33	15,406	414	3.59
Interest earning deposits	139,494	3,817	3.66	130,253	4,309	4.42
Total interest earning assets	7,391,227	288,540	5.22%	6,292,542	235,374	5.00%
Noninterest earning assets	895,082			759,206
Total assets	$8,286,309			$7,051,748
Interest Bearing Liabilities:
Certificates of deposit	$1,062,740	$25,788	3.24%	$971,933	$27,841	3.83%
Savings accounts	569,115	959	0.23	426,767	877	0.27
Interest bearing demand and money market accounts	3,426,293	36,760	1.43	2,770,162	31,042	1.50
Total interest bearing deposits	5,058,148	63,507	1.68	4,168,862	59,760	1.92
Junior subordinated debentures	22,455	1,298	7.73	22,164	1,417	8.55
Borrowings	81,367	2,441	4.01	233,504	8,153	4.67
Total interest bearing liabilities	5,161,970	67,246	1.74%	4,424,530	69,330	2.10%
Noninterest demand deposits	1,936,229			1,620,047
Other noninterest bearing liabilities	98,436			127,505
Stockholders’ equity	1,089,674			879,666
Total liabilities and stockholders’ equity	$8,286,309			$7,051,748
Net interest income and spread		$221,294	3.48%		$166,044	2.90%
Net interest margin			4.00%			3.53%
(1) Annualized; average balances are calculated using daily balances.
(2) Average loans receivable includes loans classified as nonaccrual, which carry a zero yield. Interest earned on loans receivable includes the amortization of net deferred loan fees of $3.2 million and $2.7 million for the nine months ended September 30, 2026 and 2025, respectively, and incremental accretion on purchased loans of $4.9 million and $352,000, for the nine months ended September 30, 2026 and 2025, respectively.
(3) Yields on tax-exempt loans and securities have not been stated on a tax-equivalent basis.

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands)
Nonperforming Assets and Credit Quality Metrics:

	Quarter Ended			Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Allowance for Credit Losses on Loans:
Balance, beginning of period	$59,473	$60,551	$52,529	$52,584	$52,468
Initial ACL recorded for PSL and PCD loans acquired during the period	—	—	—	9,339	—
(Reversal of) provision for credit losses on loans	2,251	(844)	1,563	587	2,417
Charge-offs:
Commercial business	(186)	(180)	(195)	(766)	(871)
Residential real estate	—	—	(27)	(64)	(27)
Consumer	(219)	(89)	(152)	(427)	(410)
Total charge-offs	(405)	(269)	(374)	(1,257)	(1,308)
Recoveries:
Commercial business	3	4	219	11	263
Residential real estate	—	2	1	2	1
Consumer	21	29	36	77	133
Total recoveries	24	35	256	90	397
Net (charge-offs) recoveries	(381)	(234)	(118)	(1,167)	(911)
Balance, end of period	$61,343	$59,473	$53,974	$61,343	$53,974
Net charge-offs on loans to average loans receivable annualized	0.03%	0.02%	0.01%	0.03%	0.03%

	September 30, 2026	June 30, 2026	December 31, 2025
Nonperforming Assets:
Nonaccrual loans:
Commercial business	$24,125	$7,437	$6,886
Residential real estate	1,321	1,338	1,196
Real estate construction and land development	6,321	6,420	12,408
Consumer	310	315	486
Total nonaccrual loans	32,077	15,510	20,976
Accruing loans past due 90 days or more	948	—	194
Total nonperforming loans	33,025	15,510	21,170
Other real estate owned	—	755	—
Nonperforming assets	$33,025	$16,265	$21,170

ACL on loans to:
Loans receivable	1.04%	1.03%	1.10%
Nonaccrual loans	191.24%	383.45%	250.69%
Nonaccrual loans to loans receivable	0.55%	0.27%	0.44%
Nonperforming loans to loans receivable	0.56%	0.27%	0.44%
Nonperforming assets to total assets	0.39%	0.19%	0.30%

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands, except per share amounts)

	Quarter Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Earnings:
Net interest income	$77,259	$74,816	$69,219	$58,361	$57,371
Provision for (reversal of) credit losses	2,271	(921)	(1,030)	(814)	1,775
Noninterest income	9,253	9,311	8,699	7,987	8,325
Noninterest expense	61,958	64,324	56,551	41,483	41,615
Net income	18,720	17,546	18,947	22,237	19,169
Basic earnings per share	$0.46	$0.42	$0.49	$0.66	$0.56
Diluted earnings per share	$0.46	$0.42	$0.48	$0.65	$0.55
Adjusted diluted earnings per share (1)	$0.55	$0.57	$0.59	$0.66	$0.56
Average Balances:
Loans receivable	$5,817,905	$5,740,927	$5,412,943	$4,770,300	$4,762,648
Total investment securities	1,624,212	1,651,418	1,502,005	1,301,526	1,329,616
Total interest earning assets	7,563,469	7,517,314	7,087,671	6,223,303	6,258,446
Total assets	8,480,610	8,437,320	7,935,002	6,954,110	7,006,140
Total interest bearing deposits	5,137,078	5,126,765	4,908,086	4,250,589	4,217,041
Total noninterest demand deposits	2,000,526	1,973,038	1,833,284	1,635,539	1,625,945
Stockholders' equity	1,107,162	1,112,178	1,049,044	911,454	892,280
Financial Ratios:
Return on average assets (2)	0.88%	0.83%	0.97%	1.27%	1.09%
Adjusted return on average assets (1)(2)	1.07%	1.12%	1.18%	1.29%	1.11%
Return on average common equity (2)	6.71	6.33	7.32	9.68	8.52
Return on average tangible common equity (1)(2)	10.67	10.17	11.14	13.33	11.86
Adjusted return on average tangible common equity (1)(2)	12.75	13.29	13.36	13.51	12.16
Efficiency ratio	71.6	76.5	72.6	62.5	63.3
Adjusted efficiency ratio (1)	62.2	63.9	63.3	61.5	61.9
Noninterest expense to average total assets (2)	2.90	3.06	2.89	2.37	2.36
Adjusted noninterest expense to average total assets(1)(2)	2.52	2.56	2.52	2.33	2.30
Net interest spread (2)	3.53	3.47	3.43	3.15	3.03
Net interest margin (2)	4.05	3.99	3.96	3.72	3.64
(1) Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” section for a reconciliation to the comparable GAAP financial measure.
(2) Annualized.

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands, except per share amounts)

	As of or for the Quarter Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Select Balance Sheet:
Total assets	$8,517,934	$8,430,566	$8,498,404	$6,967,350	$7,011,879
Loans receivable	5,881,201	5,747,741	5,722,238	4,783,266	4,769,160
Total investment securities	1,601,459	1,633,276	1,669,411	1,281,629	1,312,857
Total deposits	7,186,934	7,038,706	7,248,537	5,920,199	5,857,464
Noninterest demand deposits	1,967,073	1,972,702	2,066,383	1,597,650	1,617,909
Stockholders' equity	1,083,821	1,109,692	1,115,691	921,504	904,064
Financial Measures:
Book value per share	$26.71	$27.13	$27.05	$27.13	$26.62
Tangible book value per share (1)	18.74	19.15	19.07	19.98	19.46
Stockholders' equity to total assets	12.7%	13.2%	13.1%	13.2%	12.9%
Tangible common equity to tangible assets (1)	9.3	9.7	9.6	10.1	9.8
Loans to deposits ratio	81.8	81.7	78.9	80.8	81.4
Regulatory Capital Ratios:(2)
Common equity tier 1 capital ratio	11.9%	12.1%	12.2%	12.7%	12.4%
Leverage ratio	10.3	10.4	10.3	10.8	10.5
Tier 1 capital ratio	12.2	12.5	12.5	13.1	12.8
Total capital ratio	13.1	13.4	13.5	14.1	13.8
Credit Quality Metrics:
ACL on loans to:
Loans receivable	1.04%	1.03%	1.06%	1.10%	1.13%
Nonaccrual loans	191.2	383.4	404.8	250.7	306.5
Nonaccrual loans to loans receivable	0.55	0.27	0.26	0.44	0.37
Nonperforming loans to loans receivable	0.56	0.27	0.26	0.44	0.44
Nonperforming assets to total assets	0.39	0.19	0.19	0.30	0.30
Net charge-offs on loans to average loans receivable (3)	0.03	0.02	0.04	0.04	0.01
Criticized Loans by Credit Quality Rating:
Special mention	$138,023	$125,108	$103,699	$71,122	$100,160
Substandard	108,473	105,444	121,331	116,823	94,377
Other Metrics:
Number of branches	64	66	65	50	50
Deposits per branch	$112,296	$106,647	$111,516	$118,404	$117,149
Average number of full-time equivalent employees	978	976	905	742	749
Average assets per full-time equivalent employee	8,671	8,645	8,768	9,372	9,354
(1) See Non-GAAP Financial Measures section herein.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.
(3) Annualized.

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share amounts)

This earnings release contains certain financial measures not presented in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") in addition to financial measures presented in accordance with GAAP. The Company has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s capital, performance and asset quality reflected in the current quarter and comparable period results and to facilitate comparison of its performance with the performance of its peers. These non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for financial measures presented in accordance with GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of the non-GAAP financial measures used in this earnings release to the comparable GAAP financial measures are presented below.

The Company believes that presenting the adjusted diluted earnings per share provides useful and comparative information to assess trends in the Company's core operations reflected in the current quarter’s results and facilitate the comparison of our performance with the performance of our peers.

	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Diluted Earnings per Share and Adjusted Diluted Earnings per Share:
Net income (GAAP)	$18,720	$17,546	$18,947	$22,237	$19,169
Exclude loss on sale of investment securities, net	—	217	—	—	—
Exclude merger-related costs	5,185	7,493	5,178	385	635
Exclude tax effect of adjustment	(1,089)	(1,619)	(1,087)	(81)	(133)
Adjusted net income (non-GAAP)	$22,816	$23,637	$23,038	$22,541	$19,671

Average number of diluted shares outstanding	41,213,105	41,541,763	39,104,569	34,405,793	34,413,386

Diluted earnings per share (GAAP)	$0.46	$0.42	$0.48	$0.65	$0.55
Adjusted diluted earnings per share (non-GAAP)	$0.55	$0.57	$0.59	$0.66	$0.56

The Company believes that presenting an adjusted return on average assets ratio provides useful and comparative information to assess trends in the Company's core operations reflected in the current quarter’s results and facilitate the comparison of our performance with the performance of our peers.

	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Adjusted Return on Average Assets ("ROAA"):
Net income (GAAP)	$18,720	$17,546	$18,947	$22,237	$19,169
Exclude (gain) loss on sale of investment securities, net	—	217	—	—	—
Exclude merger-related costs	5,185	7,493	5,178	385	635
Exclude tax effect of adjustments	(1,089)	(1,619)	(1,087)	(81)	(133)
Adjusted net income (non-GAAP)	$22,816	$23,637	$23,038	$22,541	$19,671

Average ("Avg") total assets	$8,480,610	$8,437,320	$7,935,002	$6,954,110	$7,006,140

ROAA, annualized (GAAP)	0.88%	0.83%	0.97%	1.27%	1.09%
Adjusted ROAA, annualized (non-GAAP)	1.07%	1.12%	1.18%	1.29%	1.11%

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share amounts)

The Company considers the tangible common equity to tangible assets ratio and tangible book value per share to be useful measurements of the adequacy of the Company’s capital levels.

	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share:
Total stockholders' equity (GAAP)	$1,083,821	$1,109,692	$1,115,691	$921,504	$904,064
Exclude intangible assets	(323,357)	(326,298)	(329,255)	(242,918)	(243,203)
Tangible common equity (non-GAAP)	$760,464	$783,394	$786,436	$678,586	$660,861

Total assets (GAAP)	$8,517,934	$8,430,566	$8,498,404	$6,967,350	$7,011,879
Exclude intangible assets	(323,357)	(326,298)	(329,255)	(242,918)	(243,203)
Tangible assets (non-GAAP)	$8,194,577	$8,104,268	$8,169,149	$6,724,432	$6,768,676

Stockholders' equity to total assets (GAAP)	12.7%	13.2%	13.1%	13.2%	12.9%
Tangible common equity to tangible assets (non-GAAP)	9.3%	9.7%	9.6%	10.1%	9.8%

Shares outstanding	40,576,875	40,906,122	41,249,873	33,963,500	33,956,738

Book value per share (GAAP)	$26.71	$27.13	$27.05	$27.13	$26.62
Tangible book value per share (non-GAAP)	$18.74	$19.15	$19.07	$19.98	$19.46

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share amounts)

The Company considers the return on average tangible common equity ratio to be a useful measurement of the Company’s ability to generate returns for its common shareholders. By removing the impact of intangible assets and their related amortization and tax effects, the performance of the Company's ongoing business operations can be evaluated. The Company believes that presenting an adjusted return on tangible common equity ratio provides useful and comparative information to assess trends in the Company's core operations reflected in the current quarter’s results and facilitate the comparison of our performance with the performance of our peers.

	Quarter Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Return on Average Tangible Common Equity, annualized:
Net income (GAAP)	$18,720	$17,546	$18,947	$22,237	$19,169
Add amortization of intangible assets	2,941	2,957	2,058	285	284
Exclude tax effect of adjustment	(618)	(621)	(432)	(60)	(60)
Tangible net income (non-GAAP)	$21,043	$19,882	$20,573	$22,462	$19,393

Tangible net income (non-GAAP)	$21,043	$19,882	$20,573	$22,462	$19,393
Exclude loss on sale of investment securities, net	—	217	—	—	—
Exclude merger-related costs	5,185	7,493	5,178	385	635
Exclude tax effect of adjustment	(1,089)	(1,619)	(1,087)	(81)	(133)
Adjusted tangible net income (non-GAAP)	$25,139	$25,973	$24,664	$22,766	$19,895

Average stockholders' equity (GAAP)	$1,107,162	$1,112,178	$1,049,044	$911,454	$892,280
Exclude average intangible assets	(325,085)	(328,166)	(300,391)	(243,069)	(243,350)
Average tangible common stockholders' equity (non-GAAP)	$782,077	$784,012	$748,653	$668,385	$648,930

Return on average common equity, annualized (GAAP)	6.71%	6.33%	7.32%	9.68%	8.52%
Return on average tangible common equity, annualized (non-GAAP)	10.67%	10.17%	11.14%	13.33%	11.86%
Adjusted return on average tangible common equity, annualized (non-GAAP)	12.75%	13.29%	13.36%	13.51%	12.16%

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share amounts)

The Company believes that presenting an adjusted efficiency ratio and adjusted noninterest expense to average assets ratio provides useful and comparative information to assess trends in the Company's core operations reflected in the current quarter’s results and facilitate the comparison of our performance with the performance of our peers.

	Quarter Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Adjusted Efficiency Ratio and Adjusted Noninterest Expense to Average Assets Ratio:
Total noninterest expense (GAAP)	$61,958	$64,324	$56,551	$41,483	$41,615
Exclude merger-related costs	5,185	7,493	5,178	385	635
Exclude amortization of intangible assets	2,941	2,957	2,058	285	284
Adjusted noninterest expense (non-GAAP)	$53,832	$53,874	$49,315	$40,813	$40,696

Net interest income (GAAP)	$77,259	$74,816	$69,219	$58,361	$57,371

Total noninterest income (GAAP)	$9,253	$9,311	$8,699	$7,987	$8,325
Exclude loss on sale of investment securities, net	—	217	—	—	—
Adjusted total noninterest income (non-GAAP)	$9,253	$9,528	$8,699	$7,987	$8,325

Efficiency ratio (GAAP)	71.6%	76.5%	72.6%	62.5%	63.3%
Adjusted efficiency ratio (non-GAAP)	62.2%	63.9%	63.3%	61.5%	61.9%

Average Total assets	$8,480,610	$8,437,320	$7,935,002	$6,954,110	$7,006,140

Noninterest expense to average assets (GAAP) (1)	2.90%	3.06%	2.89%	2.37%	2.36%
Adjusted noninterest expense to average assets (non-GAAP) (1)	2.52%	2.56%	2.52%	2.33%	2.30%
(1) Annualized.

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share amounts)

The Company believes presenting loan yield and net interest margin excluding the effect of discount accretion on purchased loans is useful in assessing the impact of acquisition accounting on loan yield as the effect of loan discount accretion is expected to decrease as the acquired loans mature or roll off our balance sheet.

	Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025
	(Dollar amounts in thousands)
Loan yield, excluding incremental accretion on purchased loans, annualized:
Interest and fees on loans (GAAP)	$84,470	$81,935	$66,422
Exclude incremental accretion on purchased loans	1,456	1,772	123
Adjusted interest and fees on loans (non-GAAP)	$83,014	$80,163	$66,299

Average loans receivable, net (GAAP)	$5,817,905	$5,740,927	$4,762,648

Loan yield, annualized (GAAP)	5.76%	5.72%	5.53%
Loan yield, excluding incremental accretion on purchased loans, annualized (non-GAAP)	5.66%	5.60%	5.52%

Net Interest Margin, excluding incremental accretion on purchased loans, annualized:
Net interest income before provision (GAAP)	$77,259	$74,816	$57,371
Exclude incremental accretion on purchased loans	1,456	1,772	123
Adjusted net interest income before provision (non-GAAP)	$75,803	$73,044	$57,248

Average Interest earning assets (GAAP)	$7,563,469	$7,517,314	$6,258,446

Net interest margin (GAAP)	4.05%	3.99%	3.64%
Net interest margin, excluding incremental accretion on purchased loans (non-GAAP)	3.98%	3.90%	3.63%